Exhibit 23.21

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241 and 333-277101) and Form S-3 (File Nos. 333- 273195 and 333- 269029) (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

INTERA Incorporated is an author of the report titled “S-K 1300 Initial Assessment & Technical Report Summary, Santa Cruz Project, Arizona” dated September 6, 2023 (the “Expert Report”) originally prepared for Ivanhoe Electric Inc.

INTERA Incorporated understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). INTERA Incorporated further understands that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. INTERA Incorporated further understands that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. INTERA Incorporated has been provided with a copy of the Form 10-K and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements INTERA Incorporated do hereby consent to:

•	•
•the use of, and references to, its name, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by INTERA Incorporated, that INTERA Incorporated supervised the preparation of and/or that INTERA Incorporated has reviewed and approved.

INTERA Incorporated also confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 26, 2024

By:	/s/ INTERA Incorporated
     INTERA Incorporated

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